Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Iris Energy Limited

Sydney, NSW, Australia

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Iris Energy Limited of our report dated September 13, 2022, with respect to the audit of the consolidated financial statements of Iris Energy Limited as of June 30, 2022, 2021 and 2020 and for the years then ended, which report appears in the Annual Report on Form 20-F for the year ended June 30, 2023, of Iris Energy Limited.

ArmaninoLLP
Dallas, Texas

June 27, 2024